UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2019

Myovant Sciences Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-37929	98-1343578
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB United Kingdom	Not Applicable
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: +(441) 295-5950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.000017727 per share	MYOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On May 30, 2019, Myovant Sciences Ltd. (“Myovant”) entered into an underwriting agreement (“Underwriting Agreement”) with J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Cowen and Company, LLC, and Evercore Group L.L.C., as representatives of the several underwriters named therein, relating to the issuance and sale of 15,151,516 of Myovant’s common shares (the “Offering”) at a price to the public of $8.25 per share. Myovant also granted the underwriters a 30-day option to purchase up to 2,272,727 additional common shares. The gross proceeds to Myovant from the Offering, excluding any exercise by the underwriters of their 30-day option to purchase additional common shares, are expected to be $125.0 million before deducting the underwriting discounts and commissions and offering expenses payable by Myovant. The Offering is scheduled to close on or about June 4, 2019, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by Myovant, indemnification obligations of Myovant and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement.

The Offering is being made by means of a written prospectus supplement and accompanying prospectus forming part of a shelf registration statement on Form S-3 (Registration Statement No. 333-231764), previously filed with the Securities and Exchange Commission (“SEC”) and became effective on May 24, 2019. Myovant has filed a final prospectus supplement, dated May 30, 2019, relating to the issuance and sale of the shares with the SEC.

The Underwriting Agreement is attached as Exhibit 1.1 hereto, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Conyers Dill & Pearman Limited relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

The disclosures on this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, by and between Myovant Sciences Ltd. and J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Cowen and Company, LLC, and Evercore Group L.L.C., as representatives of the underwriters named therein, dated May 30, 2019.

5.1	Opinion of Conyers Dill & Pearman Limited.

99.1	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myovant Sciences Ltd.

Date: May 31, 2019	By:	/s/ Matthew Lang
Name: Matthew Lang
Title: General Counsel